Exhibit 10.3

Name:	[●]
Number of Shares of Stock subject to Option:	[●]
Price Per Share:	$[●]
Date of Grant:	[●]

the l.s. starrett company
2012 Long-Term Incentive Plan

Non-statutory Stock Option Agreement

This agreement (the “Agreement”) evidences a stock option granted by The L.S. Starrett Company (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of The L.S. Starrett Company 2012 Long-Term Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.           Grant of Stock Option.  The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of shares of Stock of the Company set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.           Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.  The following terms have the following meanings:

(a)
“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate.  An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(b)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

3.           Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(a)
Vesting.  As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan.   Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall become vested as to 33.3% of the total number of Shares subject to the Stock Option on each of the first three anniversaries of the Date of Grant.  Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting date.  [Notwithstanding the foregoing, immediately prior to a “Change of Control,” as such term is defined in the Change of Control Agreement between the Optionee and the Company, dated [________], the provisions of Section [3(b)]/[4(d)] of that Change of Control Agreement shall apply.]1

(b)
Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Option Holder (or in such other form as is acceptable to the Administrator).  Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan.  The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws.  The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, if at such time the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales.  If the Stock Option is not exercised by the Final Exercise Date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

1 This provision should only be included for Optionees who are subject to a Change of Control Agreement.

(c)
Treatment of the Stock Option Upon Cessation of Employment.  If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i)           Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (A) the date which is 60 days after the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii)           Subject to clause (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to death or disability, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.

(iii)           If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

4.           Forfeiture; Recovery of Compensation.

(a)
The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)
The Stock Option is subject to Section 6(a)(5) of the Plan.  The Stock Option (whether or not vested or exercisable) is subject to forfeiture, termination and rescission, and the Optionee will be obligated to return to the Company the value received with respect to the Stock Option (including Shares delivered under the Stock Option, and any gain realized on a subsequent sale or disposition of Shares), (ii) in accordance with Company policy relating to the recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time, or (ii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.           Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.           Withholding.  The exercise of the Stock Option will give rise to “wages” subject to withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld.  No shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

7.           Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

8.           Governing Law.  This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Stock Option, the undersigned agrees to be subject to the terms of the Plan.  The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the ___ day of [●].

Company:	THE L.S. STARRETT COMPANY

By:
Name:
Title:

Optionee:
Name:

Address:

[Signature Page to Non-Statutory Option Agreement]